CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                  By and Among


                           NETWORK IMAGING CORPORATION

                                       and


                   SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.

                         ______________________________




                         Dated as of September 30, 1996


                         ______________________________














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                                TABLE OF CONTENTS

                                                                          Page

   ARTICLE I         CERTAIN DEFINITIONS  1

         Section 1.1. Certain Definitions.  1

   ARTICLE II        PURCHASE OF SHARES  3

         Section 2.1.  Purchase of Shares; Closing  3

   ARTICLE III       REPRESENTATIONS AND WARRANTIES  4

         Section 3.1.      Representations and Warranties of the Company
                           4
         Section 3.2.      Representations and Warranties of the
                           Purchaser  8

   ARTICLE IV        OTHER AGREEMENTS OF THE PARTIES 10

         Section 4.1.      Transfer Restrictions 10
         Section 4.2.      Stop Transfer Instruction 11
         Section 4.3.      Furnishing of Information 11
         Section 4.4.      Notice of Certain Events 11
         Section 4.5.      Copies and Use of Disclosure Materials 12
         Section 4.6.      Modification to Disclosure Materials 12
         Section 4.7.      Blue Sky Laws 12
         Section 4.8.      Integration 12
         Section 4.9.      Furnishing of Rule 144A Materials 13
         Section 4.10.     Solicitation Materials 13
         Section 4.11.     Subsequent Financial Statements 13
         Section 4.12.  Right of First Refusal 13
         Section 4.13.  Purchaser Ownership of Common Stock 14
         Section 4.14.  Availability of Common Stock . . . . . . . . . . .  15
         Section 4.15.  Listing of Underlying Shares 15
         Section 4.16.  Conversion Procedures 15
         Section 4.17.     Purchaser's Rights if Trading in Common
                           Stock is Suspended  . . . . . . . . . . . . . .  15
         Section 4.18.     No Violation of Applicable Law  . . . . . . . .  15
         Section 4.19.     Repurchase or Redemption Restrictions . . . . .  16

   ARTICLE V         CONDITIONS PRECEDENT TO CLOSING 16

         Section 5.1.      Conditions Precedent to Obligations of the
                           Purchaser. 16
         Section 5.2.      Conditions Precedent to Obligations of the

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                           Company 18

   ARTICLE VI        TERMINATION 18

         Section 6.1.      Termination by Mutual Consent 18
         Section 6.2.      Termination by the Company or the Purchaser
                           18
         Section 6.3.      Termination by the Company 19
         Section 6.4.      Termination by the Purchaser 19

   ARTICLE VII       MISCELLANEOUS 20

         Section 7.1.      Fees and Expenses 20
         Section 7.2.      Entire Agreement; Amendments 20
         Section 7.3.      Notices 21
         Section 7.4.      Amendments; Waivers 22
         Section 7.5.      Headings 22
         Section 7.6.      Successors and Assigns 22
         Section 7.7.      No Third Party Beneficiaries 22
         Section 7.8.      Governing Law 22
         Section 7.9.      Survival 22
         Section 7.10.  Counterpart Signatures 22
         Section 7.11.  Publicity 23
         Section 7.12.     Severability 23
         Section 7.13.  Remedies 23


   Exhibit A         Certificate of Designation
   Exhibit B         Registration Rights Agreement
   Exhibit C         Form of Opinion of Jones & Blouch, L.L.P., counsel for
                     the Company
   Exhibit D         Conversion Procedures


   Schedule 3.1(a)   Subsidiaries
   Schedule 3.1(c)   Capitalization
   Schedule 3.1(f)   Required Consents and Approvals
   Schedule 3.1(g)   Litigation










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               CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of
   September 30, 1996 (this "Agreement"), by and among Network Imaging Corporation, a Delaware corporation (the "Company"), and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of British Virgin Islands (the "Purchaser").

               WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire shares of the Company's Series J Convertible Preferred Stock, par value $.0001 per share (the "Preferred Stock").

               IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                          ICERTAIN DEFINITIONS

               1. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

               "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

               "Closing" shall have the meaning set forth in Section 2.1(b).

             "Closing Date" shall have the meaning set forth in Section
   2.1(b).

               "Certificate of Designation" shall have the meaning set forth in Section 2.1(a).

               "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the Company's common stock, par value

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   $.0001 per share.

               "Disclosure Materials" means, collectively, the SEC Documents, the disclosure package delivered to the Purchaser in connection with the offering by the Company of the Shares and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

               "Material Adverse Effect" shall have the meaning set forth in
   Section 3.1(a).

               "Per Share Consideration" shall have the meaning set forth in
   Section 2.1(a).

               "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Preferred Stock" shall have the meaning set forth in the recitals hereto.

               "Purchase Price" shall have the meaning set forth in Section 2.1(a).

               "Registration Rights Agreement" means the registration rights agreement, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

               "Required Approvals" shall have the meaning set forth in
   Section 3.1(f).

               "SEC Documents" shall have the meaning set forth in Section
   3.1(l).

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" means the shares of Preferred Stock purchased by the Purchaser pursuant to this Agreement.

               "Subsidiaries" shall have the meaning set forth in Section

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   3.1(a).

               "Underlying Shares" means the shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Certificate of Designation.


                                          IPURCHASE OF SHARES

               1.  Purchase of Shares; Closing.

               (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date 500 Shares, which shall have the respective rights, preferences and privileges set forth in Exhibit A (the "Certificate of Designation"), at a price per Share of US$10,000 (the "Per Share Consideration"). The "Purchase Price" shall equal $5,000,000.

               (a) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree, provided, however, in no case shall the Closing take place later than the fifth day after the last of the conditions listed in Article V is satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "Closing Date".

               (a) At the Closing, (i) the Company shall deliver to the Purchaser (A) one or more stock certificates representing the Shares purchased hereunder, registered in the name of the Purchaser and (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement, (ii) the Purchaser shall deliver to the Company (A) the Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing and (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Purchaser pursuant to this Agreement.


                                          IREPRESENTATIONS AND WARRANTIES

               1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

               (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under

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   the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the SEC Documents or in Schedule 3.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

               (a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

               (a) Capitalization. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in
   Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares hereunder and other than shares of the Company's Series I Convertible Preferred Stock issued to the Purchaser, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or

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   securities or rights convertible or exchangeable into shares of Common
   Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

               (a) Issuance of Shares. The Shares are duly authorized and, when paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company has and at all times while the Shares are outstanding will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation. When issued in accordance with the terms hereof, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

               (a) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws or (ii) subject to obtaining the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or govern-mental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses
   (ii) and (iii), such conflicts, defaults, terminations, amendments, accel-erations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

               (a) Consents and Approvals. Except as specifically set forth in Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, other than the filing of the registration statement covering the Underlying Shares with the Commission and the making of the applicable blue-sky filings under state securities laws, each as contemplated by the Registration Rights Agreement and other than, in all cases, where the failure to obtain such consent, waiver, authorization or

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









   order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Closing and deliver to the Purchaser the Shares free and clear of all Liens (collectively, the "Required Approvals").

               (a) Litigation; Proceedings. Except as specifically dis-closed in the Disclosure Materials or in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement, the Registration Rights Agreement or the Shares (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, indi-vidually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement or the Registration Rights Agreement.

               (a) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or
   (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (y) have a Material Adverse Effect or
   (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement or the Registration Rights Agreement.

               (a) Certain Fees. No fees or commission will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby.

               (a) Disclosure Materials. The Disclosure Materials do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (a) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the

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   offering of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

               (a) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
   Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the Disclosure Materials.

               (a) Exclusivity. The Company shall not issue and sell the Series J Convertible Preferred Stock to any other Person than to the Purchaser.

               1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

               (a) Organization; Authority. The Purchaser is a corporation duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Shares by the Purchaser hereunder has been duly authorized by all necessary action on

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   the part of the Purchaser.  Each of this Agreement and the Registration
   Rights Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               (a) Investment Intent. The Purchaser is acquiring the Shares and the Underlying Shares for its own account (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) for investment purposes only and not with a view to or for distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Underlying Shares under an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

               (a) Purchaser Status. At the time the Purchaser (and any account for which it is purchasing) was offered the Shares, it (and any account for which it is purchasing) was, and at the date hereof, it (and any account for which it is purchasing) is, and at the Closing Date, it (and any account for which it is purchasing) will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

               (a) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

               (a) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

               (a) Prohibited Transactions. The Shares to be purchased by the Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

               (a) Access to Information. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed

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









   necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Common Stock; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

               (a) Reliance. The Purchaser understands and acknowledges that (i) the Shares are being offered and sold, and the Underlying Shares are being offered to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

               The Company acknowledges and agrees that the Purchaser makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Article III herein.


                                          IOTHER AGREEMENTS OF THE PARTIES

               1. Transfer Restrictions. If the Purchaser should decide to dispose of any of the Shares to be purchased by it hereunder (and upon conversion thereof, any Underlying Shares), the Purchaser understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption from registration under the Securities Act. In connection with any transfer of any Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor of such Shares provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be, reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Shares under the Securities Act or any State securities laws.

               The Purchaser agrees to the imprinting, so long as appropriate, of the following legend on certificates representing the Shares:

               NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE

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         SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES
         AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THEY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THESE SECURITIES AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES OR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO NETWORK IMAGING CORPORATION (THE "COMPANY") OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) OR (B) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 PROMULGATED UNDER THE SECURITIES ACT.

               The legend set forth above may be removed if and when the Shares represented by such certificate or the Underlying Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act. The stock certificates representing the Shares and the Underlying Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, such legends are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide the Purchaser, upon request, with a substitute stock certificate or certificates, free from such legend at such time as such legend is no longer applicable. The Purchaser agrees that, in connection with any transfer of Shares or Underlying Shares by it pursuant to an effective reg-istration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares or Underlying Shares.

               1. Stop Transfer Instruction. The Purchaser agrees that the Company shall be entitled to make a notation on its records and give

   008258-00007/391115.4
   instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in this Agreement.

               1. Furnishing of Information. As long as the Purchaser owns Shares or Underlying Shares, the Company will promptly furnish to it all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to such sections, annual and quarterly reports comparable to those required by Section 13(a) or 15(d) of the Exchange Act).

               1. Notice of Certain Events. The Company shall (i) advise the Purchaser promptly after obtaining knowledge thereof, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Materials untrue or that requires the making of any additions to or changes in the Disclosure Materials in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Shares or the Common Stock under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               1. Copies and Use of Disclosure Materials. The Company shall furnish the Purchaser, without charge, as many copies of the Disclosure Materials, and any amendments or supplements thereto, as the Purchaser may reasonably request. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Shares or the Underlying Shares other than pursuant to an effective registration statement.

               1.  Modification to Disclosure Materials.   If any event shall
   occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement the Disclosure Materials in order to make the statements therein, in the light of the circumstances at the time the Disclosure Materials were delivered to the Purchaser, not misleading, or if it is necessary to amend or supplement the Disclosure Materials to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to the Disclosure Materials (in form and substance reasonably satisfactory to the Purchaser)

   008258-00007/391115.4
   so that (i) as so amended or supplemented the Disclosure Materials will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to Purchaser, not misleading and (ii) the Disclosure Materials will comply with applicable law.

               1. Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the qualification of the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and to continue such qualification at all times through the third anniversary of the Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

               1. Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or Underlying Shares to the Purchaser.

               1. Furnishing of Rule 144A Materials. The Company shall, for so long as any of the Shares or Underlying Shares remain outstanding and during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Shares or Underlying Shares in connection with any sale thereof and any prospective purchaser of such Shares or Underlying Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

               1. Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares or Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto prepared in compliance herewith or
   (ii) solicit any offer to buy or sell the Shares or Underlying Shares by means of any form of general solicitation or advertising.

               1. Subsequent Financial Statements. The Company shall furnish to the Purchaser, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered

   008258-00007/391115.4
   by the financial statements included in the Disclosure Materials.

               1. Right of First Refusal. (a) The Company shall not directly or indirectly, without the prior consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities (a "Subsequent Sale") for a period of 90 days after Closing Date, except (i) the granting of options to employees, officers and directors under, and the issuance of shares upon exercise of options granted under, any stock option plan heretofore or hereinafter adopted by the Company; (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock disclosed in Schedule
   3.1 and (iii) shares of Common Stock issued upon conversion of Shares in accordance herewith, unless (A) the Company provides the Purchaser a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing and the amount of proceeds intended to be raised thereunder and
   (B) the Purchaser shall not have notified the Company within forty-eight
   (48) hours of its receipt of the Subsequent Financing Notice of its willingness to enter into good faith negotiations to provide (or to cause its sole designee to provide) financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If the Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such forty-eight (48) hour period, the Company may effect the Subsequent Financing substantially upon the terms set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 days after the date of the initial Subsequent Financing Notice.

               (a) From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its Certificate of Incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

               1. Purchaser Ownership of Common Stock. The Purchaser may not use its ability to convert Shares hereunder or under the terms of the

   008258-00007/391115.4

   Certificate of Designation to the extent that such conversion would result in the Purchaser owning more than 4.9% of the outstanding shares of the Common Stock; provided, however, that this Section 4.13 shall not affect the Company's right under Section 5 of the Certificate of Designation to force the Purchaser to convert Shares under the circumstances set forth in such section. The Company shall, promptly upon its receipt of a Holder Conversion Notice tendered by the Purchaser (or its designee) under the Certificate of Designation, notify the Purchaser of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to the Purchaser (or its designee, as the case may be) if the conversion requested in such Conversion Notice were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Certificate of Designation, the Purchaser may revoke such conversion or exercise to the extent that it determines that such conversion or exercise would result in the Purchaser owning in excess of 4.9% of such outstanding shares of Common Stock.

               1. Availability of Common Stock. The Company undertakes to use its best efforts to promptly obtain stockholder approval to increase the number of shares of Common Stock which it is authorized to issue to at least 60,000,000 shares, at such time as the Company would be, if a notice of conversion were to be delivered on such date, precluded from converting the full number of Shares that remain unconverted at such date due to the unavailability of authorized but unissued or re-acquired Common Stock.

               1. Listing of Underlying Shares. The Company shall take all steps necessary to cause the Underlying Shares to be approved for listing in The NASDAQ National Market (or other national securities exchange or market on which the Common Stock is listed) no later than the first day after which shares may be converted hereunder by the Purchaser, and shall provide to the Purchaser evidence of such listing.

               1. Conversion Procedures. Exhibit D attached hereto sets forth the procedures with respect to the conversion of the Shares, in-cluding the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

               1. Purchaser's Rights if Trading in Common Stock is Suspended. In the event that at any time within the two-year period after the Closing Date trading in the shares of the Common Stock is suspended on the principal market or exchange for such shares, at Purchaser's option exercisable by written notice to the Company, the Company shall repurchase all Shares and all Underlying Shares then held by such Purchaser, at an

   008258-00007/391115.4
   aggregate purchase price equal to (A) the product of the Per Share Market Value (as defined in Certificate of Designation) as of the five (5) Trading Days immediately preceding the day of such notice multiplied by the number of shares of Common Stock into which the Shares to be purchased are then convertible (or in the case of Underlying Shares, the number of Underlying Shares to be purchased), plus (B) interest on such amount accruing from the 15th day to the 30th day after such notice at the rate of 5% per annum, from the 31st day to the 60th day at 8% per annum, from the 60th day to the 90th day at the rate of 12% per annum and from the 90th day until paid at the rate of 24% per annum.

               1. No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if any repurchase or redemption of shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such repurchase or redemption shall be effected as soon as it is permitted under such law; provided, however, that, interest payable by the Company with respect to any such redemption or repurchase shall continue to accrue in accordance with Section 4.16 during any such period.

               1. Repurchase or Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any repurchase or redemption of shares otherwise required under this Agreement would be prohibited in the absence of consent from any lender of the Company or the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the repurchase or redemption is required. Interest payable by the Company with respect to any such redemption or repurchase shall continue to accrue in accordance with Section 4.16 until such consent is obtained. Nothing contained in this Section 4.18 shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.


                                          ICONDITIONS PRECEDENT TO CLOSING

               1. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

               (a) Legal Opinion. The Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date, of Jones & Blouch L.L.P., counsel for the Company, substantially in the form of Exhibit C;

   008258-00007/391115.4

               (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

               (a) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

               (a) No Material Adverse Effect. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Disclosure Materials;

               (a) No Prohibitions. The purchase of and payment for the Shares (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchaser to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Shares or the Underlying Shares (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

               (a) Company Certificates. The Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that the Company's Certificate of Incorporation and By-Laws attached to the Certificate dated June 28, 1996, delivered to Newsun Limited in connection with the closing of the Series I Convertible Preferred Stock (the "Series I Closing") have not been amended or otherwise been modified in any respect, except for the filing of the Series I Preferred Stock Certificate of Designation filed in connection with the Series I Closing, and that attached thereto is true and complete resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the Registration Rights Agreement and the issuance and sale of the Shares and the Underlying Shares and (ii) the incumbency of officers executing this Agreement and the Registration Rights Agreement;

               (a)   Registration Rights Agreement.  The Company shall have

   008258-00007/391115.4
   executed the Registration Rights Agreement;

               (a) No Suspensions of Trading in Common Stock. Trading in the Common Stock shall not have been suspended by the Commission or the NASDAQ National Market or other national securities exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (a) Required Approvals. All Required Approvals shall have been obtained; and

               (a) Delivery of Stock Certificates. The Company shall have delivered to the Purchaser the stock certificate(s) representing the Shares, registered in the name of the Purchaser, each in form satisfactory to the Purchaser.

               1. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares hereunder is subject to the satisfaction or waiver by the Company, at or to the Closing, of each of the following conditions:

               (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

               (a) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

               (a) No Prohibitions. The sale of the Shares (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its reasonable judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Shares or the Underlying Shares to the Purchaser (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement).



   008258-00007/391115.4

                                          ITERMINATION

               1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the Company and the Purchaser.

               1. Termination by the Company or the Purchaser. This Agreement may be terminated prior to Closing by either the Company or the Purchaser, by giving written notice of such termination to the other party, if:

                     (a) the Closing shall not have occurred by October 1, 1996; provided that the terminating party is not then in material breach of its obligations under this Agreement in any manner that shall have caused the failure referred to in this paragraph (a);

                     (b) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

                     (c) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the reasonable judgment of the terminating party, would materially adversely affect the transactions contemplated hereby and by the Registration Rights Agreement.

               1. Termination by the Company. This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement or the Registration Rights Agreement and such breach is not cured within five business days following receipt by the Purchaser of notice of such breach.

               1. Termination by the Purchaser. This Agreement may be terminated prior to Closing by the Purchaser, by giving written notice of such termination to the Company, if:

                     (a) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement or the Registration Rights Agreement and such breach is not cured within five business days following receipt by the Company of notice of such breach;

                     (b)   there has occurred an event since the date of the

   008258-00007/391115.4
         financial statements included in the Company's last filed Quarterly Report on Form 10-Q which could reasonably be expected to have a Material Adverse Effect and which is not disclosed in the Disclosure Materials; or

                     (c) trading in the Common Stock has been suspended by the Commission or the NASDAQ National Market or other national securities exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company); or

                     (d) the effectiveness of the Registration Statement relating to the Series I Preferred Stock has been suspended for any reason.

































   008258-00007/391115.4

                                          IMISCELLANEOUS

               1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Disclosure Materials and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (B) the issuance and delivery of the Shares and, upon conversion thereof, the Underlying Shares, (C) the qualification of the Shares and, upon conversion thereof, the Underlying Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration or qualification),
   (D) furnishing such copies of the Disclosure Materials and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Shares and, upon conversion thereof, the Underlying Shares, and (E) the preparation of certificates for the Shares and, upon conversion thereof, the Underlying Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Company and (iii) all expenses and listing fees in connection with the application for quotation of the Underlying Shares in the NASDAQ National Market.

               1. Entire Agreement; Amendments. This Agreement, together with the Exhibits, Annexes and Schedules hereto, and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

               1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day

   008258-00007/391115.4
   following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               If to the Company:   Network Imaging Corporation
                                        500 Huntmar Park Drive
                                        Herndon, VA  22170
                                        Facsimile No.:  (703) 904-3292
                                        Attn:  Jorge R. Forgues

               With copies to:      Jones & Blouch L.L.P.
                                        1025 Thomas Jefferson Street, N.W.
                                        Suite 405 West
                                        Washington, D.C.  20007
                                        Facsimile No.:  (202) 223-4593
                                        Attn:  John W. Blouch

               If to the Purchaser: Southbrook International
                                         Investments, Ltd.
                                        c/o Trippoak Advisors, Inc.
                                        630 Fifth Avenue, Suite 2000
                                        New York, NY 10111
                                        Facsimile No.: (212) 332-3256
                                       Attn: Robert L. Miller

               With copies to:      Robinson Silverman Pearce Aronsohn   &
                                        Berman LLP
                                        1290 Avenue of the Americas
                                        New York, NY  10104
                                        Facsimile No.:  (212) 541-4630
                                        Attn:  Kenneth L. Henderson and
                                         Eric L. Cohen

   or such other address as may be designated in writing hereafter, in the same manner, by such person.

               1. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any

   008258-00007/391115.4
   right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

               1. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that the Purchaser may assign its rights hereunder and under the Registration Rights Agreement to an Affiliate thereof, provided, that such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 3.2 herein. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

               1. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

               1. Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Shares hereunder.

               1. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

               1. Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public

   008258-00007/391115.4
   statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

               1. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

               1. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Shares and the Underlying Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
























   008258-00007/391115.4

   008258-00007/391115.4

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                       Company:

                                       NETWORK IMAGING CORPORATION


                                       By:
                                          Name:
                                          Title:


                                       Purchaser:


                                       SOUTHBROOK INTERNATIONAL
        INVESTMENTS, LTD.



                                       By:
                                          Name:
                                          Title:
























   08258-00007/391114.4

   Exhibit A





                          CERTIFICATE OF DESIGNATION OF
                     SERIES J CONVERTIBLE PREFERRED STOCK OF
                           NETWORK IMAGING CORPORATION

               The undersigned, James J. Leto and Robert P. Bernardi, hereby certify that:

               1     They are the duly elected and acting President and
   Secretary, respectively, of Network Imaging Corporation, a Delaware corporation (the "Company").

               1     The Certificate of Incorporation of the Company
   authorizes 20,000,000 shares of preferred stock, par value $.0001 per share, of which the following have been authorized and are issued and outstanding: Series A Cumulative Convertible Preferred Stock, 1,750,000 authorized and 1,605,025 outstanding; Series E Convertible Preferred Stock, 2 authorized and 2 outstanding; Series F-1, F-2, F-3 or F-4 Convertible Preferred Stock, 1,792,186 authorized and 1,792,186 of Series F-1 Convertible Preferred Stock outstanding; Series H Convertible Preferred Stock, 270 authorized and 270 outstanding; Series I Convertible Preferred Stock, 275 authorized and 275 outstanding.

               1     The following is a true and correct copy of resolutions
   duly adopted by the Board of Directors at a meeting duly held September 25, 1996, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                   RESOLUTIONS

               WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

               WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights,

   08258-00007/391114.4
   preferences, privileges and restrictions of such series.

               NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

               1 Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Series J Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 500. The par value of each share of Preferred Stock shall be $.0001. Each share of Preferred Stock shall have a stated value of $10,000 per share (the "Stated Value").

               1  Dividends.

               1     Holders of Preferred Stock shall be entitled to receive,
   when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum, payable, in cash or shares of Common Stock, in arrears on the Conversion Date (as hereinafter defined). Dividends on the Preferred Stock shall accrue daily commencing the Original Issue Date (as defined in Section 6) and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued to any class of Preferred Stock, such payment shall be distributed ratably among the holders of such class based upon the number of shares held by each holder.

               1 So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 6), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

   08258-00007/391114.4

               1 Voting Rights. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, prior to or pari passu with the Preferred Stock.

               1 Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; provided that, a consolidation or merger of the Company with or into any other Company or Companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

               1  Conversion.

               1     Each share of Preferred Stock shall be convertible into
   shares of Common Stock at the Conversion Ratio (as defined in Section 6) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (i) 60 days after the Original Issue Date and (ii) the date that the Securities and Exchange Commission (the "Commission") declares effective under the Securities Act of 1933, as amended (the "Securities Act") the registration statement contemplated by the Registration Rights Agreement, dated the Original Issue Date (the "Registration Rights Agreement"), by and between the Company and the original holder of Preferred Stock relating to the Preferred Stock and the shares of Common Stock into which the Preferred Stock is convertible in accordance with the terms hereof. Any conversion under this Section 5(a)

   08258-00007/391114.4
   shall be of a minimum amount of at least ten (10) shares of Preferred Stock. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in
   Section 5(j). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Notice by facsimile (the "Holder Conversion Date"). Subject to Section 5(c) and, as to the original holder (or its sole designee), subject to Section 4.13 of the Purchase Agreement (as defined in
   Section 6), each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

               1     Provided that ten (10) Trading Days (as defined in
   Section 6) shall have elapsed from the date the Commission declared the registration statement contemplated by the Registration Rights Agreement effective under the Securities Act, each share of the Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the Company in whole or in part at any time on or after the expiration of one (1) year after the Original Issue Date; provided, however, that the Company is not permitted to deliver a Company Conversion Notice (as defined below) within ten (10) days of issuing any press release or other public statement relating to such conversion. The Company shall effect such conversion by delivering to the holders of such shares of Preferred Stock to be converted a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), which Company Conversion Notice, once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date will be at least one (1) Trading Day after the date the Company delivers such Notice by facsimile to the holder (the "Company Conversion Date"). The Company shall give such Company Conversion Notice in accordance with Section 5(j) below at least one (1) Trading Day before the Company Conversion Date. Any such conversion shall be effected on a pro rata basis among the holders of Preferred Stock. Upon the conversion of shares of Preferred Stock pursuant to a Company Conversion Notice, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock. If the Company is converting less than all shares of the Preferred Stock, the Company shall, upon conversion of such shares subject to such Company Conversion Notice and receipt of the certificate or certificates representing such shares of

   08258-00007/391114.4

   Preferred Stock deliver to the holder or holders a certificate for such number of shares of Preferred Stock as have not been converted. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

               1     (i)   If the average of the Per Share Market Value (as
   defined in Section 6) for the five (5) Trading Days immediately preceding the date that the Company receives any Holder Conversion Notice is less than $3 1/8, then the Company shall have the right, exercisable by notice to the tendering holder by the close of business on the Business Day following the Company's receipt of such Conversion Notice, to redeem the Preferred Stock tendered for conversion pursuant to such Holder Conversion Notice at a price equal to the product of (i) the average of the Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date, (ii) the number of shares of Preferred Stock which would then be converted but for this section, and (iii) the Conversion Ratio, which redemption price will be paid by the Company within ten (10) Business Days of its receipt of such Holder Conversion Notice. If the Company fails for any reason to pay such redemption price within such period, the Company shall effect the conversion of Preferred Shares subject to such Holder Conversion Notice at the lesser of the Conversion Price measured on the Conversion Date indicated in the Holder Conversion Notice and the Conversion Price measured at the end of such ten (10) Business Day period. The holder shall have the right, exercisable at any time when the Per Share Market Value is such that the Company would have the right of redemption contemplated in this section were it to receive a Holder Conversion Notice, to deliver to the Company (by facsimile) a letter inquiring whether the Company would exercise such redemption right if it received a Holder Conversion Notice within five (5) calendar days of its receipt of such letter, which such inquiry letter shall set forth the number of shares that would be subject to such Holder Conversion Notice. The Company shall respond to the inquiry letter (by facsimile) by the close of business on the Business Day after which it is received, which response shall be binding upon it with respect to the Conversion Notice that is subject to such inquiry letter. The Company shall be deemed to have waived its redemption right if it fails for any reason to respond by facsimile to the holder delivering such inquiry letter by the close of business on the Business Day after its receipt of the inquiry letter.

                   (ii) Not later than three (3) Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Purchase Agreement, representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or

   08258-00007/391114.4
   more certificates representing the number of shares of Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Holder Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 5(c), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               1     (i)   The conversion price for each share of Preferred
   Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) $3 1/8 and (b) 81% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided, however, (x) if the registration statement to be filed by the Company in accordance with the Registration Rights Agreement is not filed with the Commission on or prior to the Filing Date (as defined in the Registration Rights Agreement), (y) such registration statement so filed is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) or (z) such registration statement so filed is declared effective but thereafter ceases to be effective at any time during the Effectiveness Period (as defined in the Registration Rights Agreement) without being succeeded within 30 days by a subsequent registration statement filed with and declared effective by the Commission (any such failure being hereinafter referred to as an "Event", and for purposes of clauses (x) and (y) the date on which such Event occurs, or for purposes of clause (z) the date on which such 30-day limit is exceeded, being hereinafter referred to as an "Event Date"), clause (b) above shall be decreased by 2% monthly (i.e., 79% at the end of the first such month and 77% at the end of the second such month). Commencing on the third month after an Event Date, the two (2%) percent monthly penalty shall be paid to the holder in cash.

                   (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or

   08258-00007/391114.4
   otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(d)(i) pursuant to this Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in Section 5(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

   08258-00007/391114.4

                   (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(iii) above) then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one (1) outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                     (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                       (vi) Whenever the Conversion Price is adjusted pursuant to Section 5(d)(ii),(iii), (iv) or (v), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                      (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or

   08258-00007/391114.4
   property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                     (viii)     If:

                           a. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           b.   the Company shall declare a special
                                nonrecurring cash dividend on or a redemption of its Common Stock; or

                           c. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           d.   the approval of any stockholders of the
                                Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                           e. the Company shall authorize the voluntary or involuntary dissolution, liquidation or

   08258-00007/391114.4
                                winding-up of the affairs of the Company;

   then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

               1     If at any time conditions shall arise by reason of action
   taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided,

   08258-00007/391114.4
   however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

               1     The Company covenants that it will at all times reserve
   and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Sections 5(b) and Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

               1     Upon a conversion hereunder, the Company shall not be
   required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

               1     The issuance of certificates for shares of Common Stock
   on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               1     Shares of Preferred Stock converted into Common Stock
   shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

               1     Each Holder Conversion Notice shall be given by facsimile
   and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company

   08258-00007/391114.4

   Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number and address of such holder appearing on the stock books of the Company or provided to the Company by such holder for the purpose of such Company Conversion Notice, or if no such facsimile telephone number or address appears or is so provided, at the principal place of business of the holder. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(j) prior to 7:30 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Company Conversion Notice, the next Trading Day) or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(j) after 7:30 p.m. (Eastern Standard
   Time) on any date, the next date (or, in the case of a Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

               1 Definitions. For the purposes hereof, the following terms shall have the following meanings:

               "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

               "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.0001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

               "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends, and of which the denominator is the Conversion Price at such time.

               "Junior Securities" means the Common Stock and all other equity securities of the Company, except the Company's Series A Cumulative Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F-1, F-2, F-3 and F-4 Convertible Preferred Stock, Series H Convertible Preferred Stock and Series I Convertible Preferred Stock.

               "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

   08258-00007/391114.4

               "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The NASDAQ National Market or other national securities exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such national securities exchange or market on the date nearest preceding such date, or (b) if the Common Stock is not listed on The NASDAQ National Market or any national securities exchange or market, the closing bid price for a share of Common Stock on the over-the-counter market, as reported by the NASDAQ Stock Market at the close of business on such date, or (c) if the Common Stock is not quoted on the NASDAQ Stock Market, the closing bid price for a share of Common Stock on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the holder, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d)(iv) above) selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

               "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

               "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original holder of the Preferred Stock.

               "Trading Day" means (a) a day on which the Common Stock is traded on The NASDAQ National Market or principal national securities exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The NASDAQ National Market or any stock exchange or market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the NASDAQ Stock Market, or (c) if the Common Stock is not quoted on the NASDAQ Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

               RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare,

   08258-00007/391114.4
   execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]












































   08258-00007/391114.4

               IN WITNESS WHEREOF, Network Imaging Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by James J. Leto, its President, and attested by Robert P. Bernardi, its Secretary, this __th day of September, 1996.


                                             NETWORK IMAGING CORPORATION



   By:________________________________
                                                  James J. Leto
                                                  President


   Attest:


   By:___________________________
         Robert P. Bernardi
         Secretary


























   08258-00007/391114.4

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

   (To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

   The undersigned hereby irrevocably elects to convert the number of shares of Series J Convertible Preferred Stock indicated below, into shares of

   Common Stock, par value U.S.$.0001 per share (the Common Stock ), of Network Imaging Corporation (the Company ) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

   Conversion calculations:
                                             Date to Effect Conversion



                                             Number  of  shares  of  Preferred
                                             Stock to be Converted


                                             Applicable Conversion Price



                                             Signature


                                             Name:



                                             Address:

   The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder may, within one day of the notice from the Company, revoke the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding


   008258-00007/391113.2
   shares of Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this limitation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of outstanding shares of Common Stock or if the Purchaser fails to respond to the Company's notice within one day thereafter, the Company shall effect in full the conversion requested in this notice.









































   008258-00007/391113.2

                                    EXHIBIT B

                           NETWORK IMAGING CORPORATION

                             NOTICE OF CONVERSION AT
                           THE ELECTION OF THE COMPANY


   The undersigned in the name and on behalf of Network Imaging Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert
   [              ] shares of its Series J Convertible Preferred Stock held by the Holder into shares of Common Stock, par value U.S.$.0001 per share (the
    Common Stock ) of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


   Conversion calculations:
                                             Date to Effect Conversion


                                             Number  of  Shares  of  Preferred
                                             Stock to be Converted


                                             Applicable Conversion Price



                                             Number of Shares of Common Stock
   outstanding at close of trading
                                             on Conversion Date


                                            Signature


                                             Name:


                                             Address:






   008258-00007/391113.2

                                                             Exhibit B
                                                                     EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


               This Registration Rights Agreement (this "Agreement") is made and entered into as of September 30, 1996, by and among Network Imaging Corporation, a Delaware corporation (the "Company"), and Southbrook International Investments, Ltd., a British Virgin Islands corporation (the "Purchaser").

               This Agreement is made pursuant to the Convertible Preferred Stock Purchase Agreement, dated as of September 30, 1996 by and among the Company and the Purchaser (the "Purchase Agreement"). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

               The parties hereby agree as follows:

         1.    Definitions

               Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               "Advice" shall have meaning set forth in Section 4(o).

               "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

               "Blackout" shall have the meaning set forth in Section 3(b).

               "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

               "Closing Date" shall have the meaning set forth in the Purchase

   008258-00007/391113.2

   Agreement.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the Company's Common Stock, par value $.0001 per share.

               "Effectiveness Date" means the 90th day following the Closing
   Date.

               "Effectiveness Period" shall have the meaning set forth in
   Section 2(a).

               "Event" shall have the meaning set forth in Section 5.

               "Event Date" shall have the meaning set forth in Section 5.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Filing Date" means the earlier of (i) 45th day following the Closing Date or (ii) the second Business Day after the Company files its Quarterly Report on Form 10-Q with the Commission.

               "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

               "Indemnified Party" shall have the meaning set forth in Section 7(c).

               "Indemnifying Party" shall have the meaning set forth in
   Section 7(c).

               "Losses" shall have the meaning set forth in Section 7(a).

               "New York Courts" shall have the meaning set forth in Section
   9(i).

               "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

               "Prospectus" means the prospectus included in the Registration

   008258-00007/391113.2

   Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               "Registrable Securities" means the shares of Series J Preferred Stock purchased by the Purchaser pursuant to the Purchase Agreement and the shares of Common Stock into which such shares of Series J Preferred Stock are convertible pursuant to the Purchase Agreement.

               "Registration Statement" means the registration statement, contemplated by Section 2(a), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

               "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 144A" means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Special Counsel" means any special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 5.

               "Underwritten registration or underwritten offering" means a

   008258-00007/391113.2
   registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

         1.    Shelf Registration

               (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities (which Registrable Securities shall include the (i) double the number of shares of Common Stock which all shares of Series J Preferred Stock are converted into pursuant to the Purchase Agreement on the Closing Date or (ii) such other number of shares agreed to by the parties to the Purchase Agreement) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales and one or more underwritten offerings). The Company shall (x) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (y) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is three years after the Closing Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144(A) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective or except as otherwise permitted by Section 3(a).

               (a) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an underwritten offering. In such event, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such underwritten offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders

   008258-00007/391113.2
   proposing to sell Registrable Securities in such underwritten offering.

               (a) If any of the Registrable Securities are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering. No Holder may participate in any underwritten offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

         1.    Hold-Back Agreements

               (a) Restrictions on Public Sale by the Holders. Subject to paragraph (b) of this Section 3, the Purchaser hereby understands and agrees that the registration rights of the Purchaser pursuant to this Agreement and its ability to offer and sell Registrable Securities pursuant to the Registration Statement are limited by the provisions of the immediately following sentence. If the Company determines in its good faith judgment that the filing of the Registration Statement in accordance with Section 2 or the use of any Prospectus would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Purchaser to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement (including any action contemplated by Section
   4) will for up to 60 days in any 12-month period be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 3(a) is no longer necessary; provided that there may be no such further suspension after the initial twelve-month period in which such suspension has occurred.

               (a) Limitation on Blackouts. Notwithstanding anything contained herein to the contrary, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the Registration Statement or prevent offerings, sales or distributions by the Purchaser pursuant to paragraph (a) above or the last paragraph of
   Section 4 (collectively, a "Blackout") shall in no event exceed 90 days during any 12-month period and no Blackout may continue in consecutive 12 month periods.



   008258-00007/391113.2

         1.    Registration Procedures

               In connection with the Company's registration obligations hereunder, the Company shall:

               (a) Prepare and file with the Commission within the time period set forth in Section 2 a Registration Statement on Form S-3 in accordance with the method or methods of distribution thereof as specified by the Holders, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such managing under-writers, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object on a timely basis.

               (a) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration State-ment as may be necessary to keep the Registration Statement continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

               (a) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no

   008258-00007/391113.2
   later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Regis-tration Statement is proposed to be filed and, (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;
   (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that pur-pose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects;
   (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (a) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

               (a) If requested by any managing underwriter or the Holders of a majority of the Registrable Securities to be sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, violate applicable law.

               (a) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one executed copy of each

   008258-00007/391113.2

   Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

               (a) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

               (a) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such reg-istration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

               (a) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two Business Days prior to any sale of Registrable Securities.

               (a) Upon the occurrence of any event contemplated by Section 4(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated

   008258-00007/391113.2
   therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (a) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed.

               (a) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 7 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such underwritten offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 4(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by

   008258-00007/391113.2
   the Company.

               (a) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not bound by a confidentiality agreement.

               (a) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or end shorter periods as is consistent with the requirements of Rule 158.

               (a) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

               The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

               If the Registration Statement refers to any Holder by name or

   008258-00007/391113.2
   otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

               Each Purchaser covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 4(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 4(c) and (ii) the Purchaser and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

               Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 4(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

               1. Liquidated Damages. The Company acknowledges and agrees that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder and (a) a Registration Statement is not filed with the Commission on or prior to the Filing Date, (b) a Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date or (c) a Registration Statement is filed and declared effective but thereafter ceases to be effective at any time during the Effectiveness Period without being succeeded within 30 days by a subsequent Registration Statement filed with and declared effective by the Commission (any such failure being hereinafter referred to as an "Event", and for purposes of clauses (a) and (b) the date on which such Event

   008258-00007/391113.2
   occurs, or for purposes of clause (c) the date on which such 30-day limit is exceeded, being hereinafter referred to as an "Event Date").

               Upon the occurrence of an Event, the Company agrees to increase the discount applicable to a conversion of Series J Preferred Stock in accordance with Section 5(d)(i) of the Certificate of Designation by two percent (2%) per month for each of the first two months after each Event Date. Commencing on the third month after an Event Date, the two percent (2%) monthly penalty shall be paid to the Holder in cash. Such increase in discount and/or payment in cash, as the case may be, shall be paid as liquidated damages, and not as a penalty, to each Holder; provided, that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Event) on the date in which the applicable Registration Statement is no longer subject to an order suspending the effectiveness thereof or Proceedings relating thereto or a subsequent Shelf Registration is declared effective.

               The Company shall notify each Holder within five days of each Event and Event Date. The Company shall pay the liquidated damage due on the Registrable Securities to each Holder of record as at the Event Date on the first Business Day of each month in which such liquidated damages shall accrue by check delivered to the address for notice of such Holder set forth herein.


























   008258-00007/391113.2

         1.    Registration Expenses

               (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Regis-trable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 4(1)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed.

               (a) In connection with the Registration Statement, the Company shall reimburse the Holders for the reasonable fees and disbursements of one firm of attorneys chosen by the Holders of a majority of the Registrable Securities.






   008258-00007/391113.2

         1.    Indemnification

               (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writ-ing to the Company by or on behalf of such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

               (a) Indemnification by Holders. In connection with the Registration Statement, each Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees, jointly and not severally, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the

   008258-00007/391113.2
   statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (a) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent,

   008258-00007/391113.2
   which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indem-nifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

               (a)   Contribution.  If a claim for indemnification under
   Section 7(a) or 7(b) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately

   008258-00007/391113.2
   preceding paragraph. Notwithstanding the provisions of this Section 7(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
   Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         1.    Rule 144

               The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         1.    Miscellaneous

               (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (a) No Inconsistent Agreements. Except as specifically set forth in Schedule 3.1 to the Purchase Agreement, none of the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter

   008258-00007/391113.2
   into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set specifically forth in Schedule
   3.1 to the Purchase Agreement, none of the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

               (a) No Piggyback on Registrations. Except as specifically set forth in Schedule 3.1 to the Purchase Agreement, none of the Company nor any of its securityholders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Common Stock to be issued under the Purchase Agreement, and the Company shall not enter into any agreement providing any such right to any of its securityholders.

               (a) Entire Agreement; Amendments. This Agreement, together with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

               (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that, for the pur-poses of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or

   008258-00007/391113.2
   delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               If to the Company:            Network Imaging Corporation
                                             500 Huntmar Park Drive
                                             Herndon, VA 22070
                                             Facsimile No.: (703) 478-7523
                                             Attn:  Chief Executive Officer

               With copies to:               Jones & Blouch L.L.P.
                                             1025 Thomas Jefferson Street,
   N.W.
                                             Suite 405
                                             Washington, D.C. 20007
                                             Facsimile No.: (202) 223-4593
                                             Attn:  John W. Blouch

               If to the Purchaser:          Southbrook International
                                             Investments, Ltd.
                                             c/o Trippoak Advisors, Inc.
                                             630 Fifth Avenue, Suite 2000
                                             New York, NY 10111
                                             Facsimile No.: (212) 332-3256
                                             Attn:  Robert L. Miller

               With copies to:               Robinson Silverman Pearce
                                               Aronsohn & Berman LLP
                                             1290 Avenue of the Americas
                                             New York, NY  10019
                                             Attn:  Kenneth L. Henderson and
   Eric L.
     Cohen
                                             Facsimile No.:  (212) 541-4630

               If to any other Person who is then the registered Holder:

                                             To the address of such Holder as
                                             it appears in the stock transfer
                                             books of the Company


   008258-00007/391113.2
   or such other address as may be designated in writing hereafter, in the same manner, by such Person.

               (a) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

               (a) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

               (a) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Bor-ough of Manhattan in the City of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. The Company irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the company in any other jurisdiction.

               (a) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or

   008258-00007/391113.2
   restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (a) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (a) Shares held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Purchaser or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
































   008258-00007/391113.2

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             NETWORK IMAGING CORPORATION



                                             By:

                                                 Name:
                                                 Title:



                                             SOUTHBROOK INTERNATIONAL
                                               INVESTMENTS, LTD.


                                             By:


   Name:
                                              Title:
























   008258-00007/391113.2

   EXHIBIT C

                           Jones & Blouch L.L.P.
                                       Suite 405-West
                           1025 Thomas Jefferson St., N.W.
                                 Washington, DC  20007
                                       (202) 223-3500



                                       September 30, 1996


   Southbrook International Investment, Limited
   c/o Trippoak Advisor, Inc.
   630 Fifth Avenue
   Suite 2000
   New York, New York 10111

               Re:  Network Imaging Corporation

   Gentlemen:

               We have acted as counsel to Network Imaging Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery of the Convertible Preferred Stock Purchase Agreement, dated as of September 30, 1996 (the "Purchase Agreement"), by and between the Company and Southbrook International Investment, Limited (the "Purchaser"), pursuant to which the Company is issuing to the Purchaser shares of its Series J Convertible Preferred Stock, par value $.0001 per share (the "Shares"). Terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

               This opinion is delivered to you pursuant to Section 5.1(a) of the Purchase Agreement.

               In connection with this opinion, we have examined:

               (a)   An executed copy of the Purchase Agreement;
               (b) The Certificate of Designation of Series J Convertible Preferred Stock of the Company, as filed with the Secretary of the State of Delaware on September 30, 1996 (the "Certificate of Designation");
               (c) The Certificate of Incorporation and By-laws of the Company, each as amended to date hereof;
               (d) An executed copy of the Registration Rights Agreement, dated as of September 30, 1996 (the "Registration Rights

   008258-00007/391113.2

                     Agreement"), between the Company and the Purchaser;
               (e) Records of proceedings and actions of the Board of Directors of the Company relating to the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;
               (f) Officer's Certificate for the Company, dated September 30, 1996 (the "Officer's Certificate"); and
               (g) The Certificate of Incorporation and By-laws of Symmetrical Technologies, Incorporated (the "Domestic Subsidiary"), each as amended to date hereof.


               We have also investigated such questions of law, including, without limitation, Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and examined such additional corporate records of the Company and such other documents and public records as we have deemed necessary or appropriate to render the opinions contained herein.

               We have assumed the genuineness of all signatures (except those of officers of the Company), the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photo copies. We have also assumed, without verification, the legal capacity of each individual who has executed documents or instruments in connection with the transaction contemplated hereby. With respect to certain factual matters, we have relied, without independent investigation on the facts stated in the representations and warranties contained in the Purchase Agreement and the Schedules thereto, the SEC Documents, the Registration Rights Agreement and the Officers' Certificate (other than in each case facts constituting conclusions of law).

               We have also assumed, without verification (i) that the parties to the Purchase Agreement and the other agreements, instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Purchase Agreement and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by such other parties of the Purchase Agreement and such other agreements, instruments and documents, and (iii) that the Purchase Agreement and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such other party, enforceable against such other party in accordance with their respective terms.

               Based upon and subject to the foregoing, we are of the opinion that:

               1. Each of the Company and the Domestic Subsidiary is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

               2. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and otherwise to carry out its obligations under such agreements. The execution and delivery of the Purchase Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Purchase Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except as rights to indemnity or contribution may be limited by applicable law.

               3. No shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company are entitled to preemptive or similar rights. Except as specifically disclosed in Schedules 3.1 to the Purchase Agreement, to our knowledge, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares under the Purchase Agreement, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

               4. The Shares are duly authorized and, when paid for in accordance with the terms of the Purchase Agreement, shall have been validly issued, fully paid and nonassessable.

               5. The shares of Common Stock into which the Shares are convertible (the "Underlying Shares") have been duly authorized and reserved for issuance by the Company and, when issued by the Company in accordance with the terms of the Purchase Agreement and the Certificate of Designation, will be validly issued, fully paid and nonassessable.

               6. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1(k) of the Purchase Agreement and of the Purchasers set forth in Section 3.2 of the Purchase Agreement, the offer, issuance and sale of the Shares or the Underlying Shares to the Purchaser pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act by reason of Regulation D

   008258-00007/391115.4
   promulgated thereunder.

               7. The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws, (ii) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or
   (iii) to our knowledge, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (excluding Federal and state securities laws and regulations as to which we express no opinion except as set forth in 6 above), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect..

               8. Other than the Required Approvals, to our knowledge, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Purchase Agreement and the Registration Rights Agreement, where the failure to obtain such consent, waiver authorization or order, or to give or make such notice or filing, would materially impair or delay the ability of the Company to effect the closing and deliver to the Purchaser the shares free and clear of all liens, except that we express no opinion on Federal and state securities laws and regulations except as set forth in 6 above.

               9. To our knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) on a timely basis, or has received a valid extension of such time of filing.

               We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in

   008258-00007/391115.4
   facts or any other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof and of which we had no knowledge.

               We express no opinion as to the law of any jurisdiction other than the federal law of the United States, the laws of the District of Columbia and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL"). To the extent the laws of any state other than the DGCL govern any of the opinions expressed herein, we have assumed that the laws of such state are the same as the laws of the District of Columbia.

                                       Very truly yours,



                                       /s/ Jones & Blouch L.L.P.
                                       Jones & Blouch L.L.P.






























   008258-00007/391115.4

                                                             Exhibit D

                                 Conversion Procedures

         Conversion shall be effectuated by surrendering the Preferred Stock to be converted by overnight courier to the Company with a Notice of Conversion, a copy of which is attached hereto (with an advance copy of such conversion notice to the Company and its counsel by facsimile at (703) 904-3292 and (202) 223-4593, respectively), executed by the holder evidencing such holder's intention to convert the number of shares of Preferred Stock subject to such notice, and accompanied, in the event the holder desires to register the shares of Common Stock in a name other than that of holder, by proper assignment hereof. The Company shall cause its transfer agent (the "Transfer Agent") to deliver the shares of Common Stock subject to such notice (free of restrictive legend except as provided in the Convertible Preferred Stock Purchase Agreement between the Company and the original holder of the Preferred Stock) to the holder within three business days from date of receipt of the conversion notice and the original of the Preferred Stock certificate (or a lost certificate affidavit and bond in form reasonably satisfactory to the Company if the original certificate has been lost, mutilated or destroyed). If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the above mentioned conversion notice, the Company shall promptly deliver to the holder a certificate for such number of shares of Preferred Stock as have not been converted.






















   008258-00007/391115.4

                  NETWORK IMAGING CORPORATION - NOTICE OF CONVERSION

   The undersigned Registered Holder hereby elects to convert the number of shares of Series J Convertible Preferred Stock set forth below into shares of common stock ("Common Stock") of Network Imaging Corporation (the "Company") according to the conditions of the Certificate of Designation of Series J Convertible Preferred Stock. The election of the holder hereunder shall be irrevocable, except to the extent that the conversion requested pursuant to this notice would result in the Purchaser owning in excess of 4.9% of the outstanding shares of the Company's Common Stock(the "Outstanding Shares"), as determined on the Conversion Date (the "Conversion Cap"). If the holder submitting this notice is the Purchaser or a nominee of the Purchaser, the Company will promptly (and, in any case prior to the time it effects such conversion) notify the holder by facsimile of the number of Outstanding Shares. If the holder promptly provides the Company by facsimile with a notice stating that the conversion would result in the Purchaser exceeding the Conversion Cap and setting forth the maximum number of shares of Common Stock that may be issued without the Purchaser exceeding the Conversion Cap, the Company shall effect the conversion of only such number of shares of Preferred Stock tendered pursuant hereto as would not result in the ownership by the Purchaser of in excess of 4.9% of such Common Stock, and shall issue to the Purchaser one or more certificates representing shares of Preferred Stock which have not been converted as a result of the Conversion Cap. The Purchaser may waive the applicability of the Conversion Cap by notice to the Company delivered upon its receipt of the Company's notice of the number of Outstanding Shares. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as have been reasonably requested by the Company. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

   Applicable Conversion Price               $
   ($3.125 or, if lower, 81% of                    Day 1
   the average closing bid price                   Day 2
   for the Common Stock for the              Day 3
   five trading days preceding                     Day 4
   the date for conversion                         Day 5
   specified in this Notice)                       Average            X 81%=








   008258-00007/391115.4

   Preferred Stock to Be Converted

   Certificate   No. of Shares                 Conversion Value       No. of
   Shares
   __No.___      Preferred Stock              Preferred Stock*
   Common Stock *





   Totals


 * Conversion Value = $10,000.  No. of Shares Common Stock =
 Conversion Value/Applicable Conversion Price.


   Execution



   Date of this Notice                                    Name of Registered
   Holder

                        ________
   Date to Effect Conversion

   Contact Name:    ______________________         ___________________

   Authorized Signature
   Telephone:    ______________________

   Facsimile:     _______________________                _____________________


                                             _________________________________
                                                         Address
   NOTE:  No shares of Common Stock will be issued until the original Preferred
    Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company or its authorized agent. The original
    Preferred Stock Certificate(s) to be converted and the Notice of Conversion must be received by the Company or its authorized agent by the fifth business day following the Date of Conversion, or such Notice of Conversion shall become null and void. The Date to Effect Conversion must be on or after the Date of this Notice.

      This Notice must be sent by facsimile and by overnight courier to John W. Blouch, Jones & Blouch L.L.P., Suite 405 West, 1025 Thomas Jefferson Street, N.W., Washington, D.C. 20007 (Fax No. 202-223-4593)

    008258-00007/391115.4
   and by facsimile to Jorge R. Forgues, Network Imaging Corporation, 500 Huntmar Park Drive, Herndon, VA
   20170-5100 (Fax No. 703-904-3292).














































   008258-00007/391115.4

                             Form of Transfer Agent Letter




                                                         _____________
     , 1996



   American Stock Transfer & Trust Company
   40 Wall Street
   New York, New York  10005

   Attention:  Herb Lemmer
                     Paula Magno


   Re:  Network Imaging Corporation


   Ladies & Gentlemen:

         Network Imaging Corporation (the "Company") has issued 500 shares of Series J Convertible Preferred Stock (the "Preferred Stock") which are convertible into shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), pursuant to the terms set forth in the Certificate of Designation for the Preferred Stock, a copy of which is attached. The shares of Preferred Stock were issued in September 1996 in reliance on Regulation D under the Securities Act of 1933. The Company has received a notice to convert shares of Preferred Stock which the Company
   has determined requires the issuance of         shares (the "Shares") of
   Common Stock.

         The Shares are being issued pursuant to resolutions adopted by the Board of Directors of the Company dated September 25, 1996, a copy of which is attached. In our opinion, the shares have been duly authorized and, upon issuance as provided for in the Certificate of Designation, will be validly issued, fully paid and non-assessable.

         You are hereby authorized and directed, as registrar and transfer
   agent of the Common Stock, to issue certificates for       shares of Common
   Stock registered as follows:

   008258-00007/391115.4

         The following legend should be placed on the Certificate:

               THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THEY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THESE SECURITIES AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO NETWORK IMAGING CORPORATION (THE "COMPANY") OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) OR (B) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 PROMULGATED UNDER THE SECURITIES ACT.

         Please fax a copy of the front and back of the certificate to my attention and hold the certificate for our authorization to deliver the certificate pursuant to instructions that will be subsequently furnished to you.

         Thank you for your assistance in this matter.

                                               Very truly yours,














   008258-00007/391115.4

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